EXHIBIT 24.1

POWER OF ATTORNEY

CLEVELAND-CLIFFS INC.

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and/or officers of Cleveland-Cliffs Inc., an Ohio corporation (the “Company”), hereby constitutes and appoints each of Lourenco Goncalves, Keith A. Koci, James D. Graham and Adam D. Munson, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), one or more registration statements on Form S-8 (the “Registration Statement”), or post-effective amendments on Form S-8 to the Company’s Registration Statement on Form S-4 (Registration No. 333-235855) (the “Post-Effective Amendment”), relating to the registration of the Company’s common shares, par value $0.125 per share, issuable to holders of AK Steel Holding Corporation (“AK Steel”) equity awards pursuant to the Cliffs Natural Resources Inc. Amended and Restated 2015 Equity and Incentive Compensation Plan in connection with the transactions contemplated by the Agreement and Plan of Merger among AK Steel, the Company, and Pepper Merger Sub Inc., with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement or Post-Effective Amendment, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 13 day of March, 2020.

Signature	Title
/s/ Lourenco Goncalves
Lourenco Goncalves	Chairman, President and Chief Executive Officer (principal executive officer) and Director

/s/ Keith A. Koci
Keith A. Koci	Executive Vice President, Chief Financial Officer (principal financial officer)

/s/ R. Christopher Cebula
R. Christopher Cebula	Vice President, Corporate Controller & Chief Accounting Officer (principal accounting officer)

Douglas Taylor	Director

/s/ John T. Baldwin
John T. Baldwin	Director

/s/ Robert P. Fisher, Jr.
Robert P. Fisher, Jr.	Director

/s/ Susan M. Green
Susan M. Green	Director

/s/ M. Ann Harlan
M. Ann Harlan	Director

/s/ Janet L. Miller
Janet L. Miller	Director

Joseph A. Rutkowski, Jr.	Director

/s/ Eric M. Rychel
Eric M. Rychel	Director

Michael D. Siegal	Director

/s/ Gabriel Stoliar
Gabriel Stoliar	Director